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                                                                  EXHIBIT 23.5


                        CONSENT OF INDEPENDENT AUDITORS





We consent to the use in this Amendment No. 1 of the Registration Statement of TekInsight.Com, Inc. on Form S-4 of our report dated August 20, 1998, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated August 20, 1998 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Plante & Moran, LLP
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PLANTE & MORAN, LLP
Southfield, Michigan
July 12, 2000